Exhibit 23.1

Consent of Brightman Almagor & Co.

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Fundtech 2005 Israeli Share Option and Restricted Share Plan of our report dated March 24, 2008 with respect to the consolidated financial statements and schedule of Fundtech Ltd. included in its Annual Report on Form 20-F (File No. 000-29634) for the year ended December 31, 2007, filed with the Securities and Exchange Commission on April 11, 2008.

Tel Aviv, Israel
September 4, 2008